Exhibit 3.10

" C I &mammy or Eihrle :115: in 1;1? L:tii ar RI:siness ,U kiere7 CWitern r uI Llto I C M S- IVA CoisoriClry, M1vVgia uo L1471 --..7 - rfrga—.—.21.14114.14171-45 iFFEJ M OTOR • Arulnar. 'Amin rwagra,uve itni-A pri ar Ark Pied On 1141127.12[K14 NLIU: WiJrnitir ?kits —Certificate of Reinstatement (PURGIANT I'D NU UhAFTERS 70: 701k 0. el, br2, eq, 86, 87: 0 AND, 8FI) I ICY r kultlitc Om? UU loci-msnil isBC .0016191111PAGE E &km rceirtliicato of Re:nit auti t (For Entities CALverri.sid by MRS Chapters 78, A, 00, 111, II2, VI, 07, 8i and Bliq t Name o :00.1.10113 CORPORA:MN Z. Enbity Nornildr: ZT785-191,13 Slwialure: I declare m ar pansdy of paltry that tila mina wattle:it hes been EILIttorlzBd by II court of WimpsWit JurledIctIon or by tile, duly elected bawd of diratiors. of the unfity c r if the oriP.v has re 1:43.Eird of hire s, istpukralent of sal baud, declare, b The best of my icnowliudge under pariah/ Forjuri, Rh& t zhe infmnatIon = aimed lieDefb !s urreEst and Bo/crolivledge that pursuant to !IRS 231i.331), It Is id caiegcfeC felony to Knoeoingy offer any fake or %gime! instrumont rot filing In the OFhx. 0. !ha SecrQtegy of Sfolicr. tan RIM D .worvenr6t4d vF apor:10,3,.. Amu. hil,VagP 6+17.-11Yol m lano 4{FAINwArkiE arekum aza-11